Exhibit 5.1

June 22, 2006

comScore, Inc.
11465 Sunset Hills Road
Suite 200
Roanoke, Virginia 24011

             Re:       Registration Statement on Form S-1

Ladies and Gentlemen:

     We are acting as counsel to comScore, Inc., a Delaware corporation (the “Company”), in connection with the registration of 5,750,000 shares of the Company’s Common Stock, par value $0.001 per share, including 750,000 shares subject to an over-allotment option (collectively, the “Shares”), pursuant to a Registration Statement on Form S-1 (Registration No. 333-141740), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement referred to in the Registration Statement.

     As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We are not licensed to practice law in the State of Delaware, and our opinions as to the Delaware General Corporation Law are based solely on our review of standard compilations of the official statutes of Delaware.

     Based upon the foregoing, we are of the opinion that the Shares to be registered for sale by the Company have been duly authorized by the Company, and the Shares to be registered for sale by the Company, when issued, delivered and paid for in accordance with the terms of the underwriting agreement referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be, validly issued, fully paid and nonassessable under the Delaware General Corporation Law.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI Professional Corporation